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Contacts
Immune Pharmaceuticals:	EpiCept Corporation:
15 Aba Even Avenue, 2nd Floor	777 Old Saw Mill River Road
Herzliya-Pituach, 46733, Israel	Tarrytown, NY 10591
Serge Goldner, CFO	Robert W. Cook, CEO
Tel: +972 9 886-6612	Tel: (914) 606-3500
serge.goldner@immunepharma.com	rcook@epicept.com

New York Office:
Anna Baran – Director of Corp. Development
Tel: (646) 937-1941
anna.baran@immunepharma.com

Immune Pharmaceuticals and EpiCept Corporation Agree to Merge

HERZLIYA-PITUACH, Israel and TARRYTOWN, N.Y. (November 8, 2012) – Immune Pharmaceuticals Ltd. (“Immune”), a privately held Israeli company, and EpiCept Corporation (“EpiCept”) (NASDAQ OMX Stockholm Exchange and OTCQX: EPCT) today announced that they have entered into a definitive merger agreement.  The transaction is anticipated to close during the first quarter of 2013 and is subject to satisfaction of certain customary closing conditions, including the approval of a majority of EpiCept shareholders.

The combined company, to be named Immune Pharmaceuticals, Inc. (“Immune Pharmaceuticals”), will be primarily focused on developing antibody therapeutics and other targeted drugs for the treatment of inflammatory diseases and cancer. Immune’s lead product candidate, bertilimumab, is a full human monoclonal antibody that targets eotaxin-1, a chemokine involved in eosinophilic inflammation, angiogenesis and neurogenesis. Immune is currently initiating a placebo-controlled, double-blind Phase II clinical trial with bertilimumab for the treatment of ulcerative colitis.

The companies’ collective oncology portfolios comprise: Immune’s NanomAbs®, a new generation of antibody drug conjugates, and EpiCept’s vascular disruptive agents. Immune Pharmaceuticals will continue efforts to secure a partner for EpiCept’s Phase III clinical development candidate AmiKet™, for which efficacy has been demonstrated for the treatment of chemotherapy-induced neuropathic pain and post-herpetic neuralgia. Daniel Teper, PharmD, CEO of Immune and Robert Cook, Interim President and CEO of EpiCept, jointly commented: “This transaction will create a publicly traded specialty biopharmaceutical company with a portfolio of four clinical -stage drug candidates for the treatment of inflammatory diseases and cancer. Immune’s bertilimumab, a first in class monoclonal antibody, is being evaluated clinically to address unmet medical needs in multiple severe disease indications. EpiCept’s Amiket™ has clinical data in over 1600 patients in various neuropathies, Fast Track designation and Phase III Special Protocol Assistance from the U.S. Food and Drug Administration as well as a defined clinical path through the European Medicines Agency for the treatment of chemotherapy induced neuropathic pain.”

Merger Details

The terms of the merger agreement provide for EpiCept to issue shares of its common stock to Immune shareholders in exchange for all of the outstanding shares of Immune, with EpiCept shareholders retaining approximately 22.5 percent ownership of the combined company and Immune shareholders receiving approximately 77.5 percent, calculated on an adjusted fully diluted basis.  Dr. Daniel Teper will become the Chairman and Chief Executive Officer of Immune Pharmaceuticals, which will have dual headquarters in Herzliya-Pituach, Israel and in the New York City area, with research laboratories in Rehovot, Israel.  Dr. David Sidransky, Director of Head and Neck Research Division, Professor of Oncology at the Johns Hopkins School of Medicine, and a former Vice Chairman of the Board of Directors of ImClone Systems, will be the Vice Chairman of the Board of Immune Pharmaceuticals. The combined company’s board of directors will consist of not more than six current Immune directors and at least one current EpiCept director. The Immune Pharmaceuticals management team will include Robert Cook, EpiCept’s Interim Chief Executive Officer, who will become the combined company’s Chief Financial Officer, and Stephane Allard, M.D., EpiCept’s Chief Medical Officer, who will become Immune Pharmaceutical’s Chief Medical Officer.  Serge Goldner, Chief Financial Officer of Immune will take the new role of Executive Vice President and Chief Operating Officer. Suzy Jones, a former Genentech executive, and Myrtle Potter & Company will continue to advise Immune Pharmaceuticals on business development and the combined company’s Scientific Board will be jointly led by Professor Marc Rothenberg (Cincinnati Children’s Hospital) and Professor Shimon Benita (Hebrew University).

SunTrust Robinson Humphrey served as financial advisor to EpiCept.  ROTH Capital Partners served as financial advisor to Immune.

Additional Information

In connection with the proposed transaction, EpiCept will file a proxy statement with the U.S. Securities and Exchange Commission (SEC) seeking appropriate shareholder approval.  SHAREHOLDERS OF EPICEPT AND OTHER INVESTORS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS TO THE PROXY STATEMENT) REGARDING THE PROPOSED TRANSACTION WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION.  EpiCept’s shareholders will be able to obtain a copy of the proxy statement, as well as other filings containing information about Immune and EpiCept, without charge, at the SEC’s Internet site (www.sec.gov).  Copies of the proxy statement and the filings with the SEC that will be incorporated by reference in the proxy statement can also be obtained, without charge, by directing a request to EpiCept Corporation, 777 Old Saw Mill River Rd, Tarrytown, NY 10591, Attention:  Investor Relations, Telephone:  (914) 606-3500.

Participants in the Solicitation

EpiCept and its directors and executive officers and Immune and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of EpiCept in connection with the proposed transaction.  Information regarding the special interests of these directors and executive officers in the merger transaction will be included in the proxy statement of EpiCept referred to above.  Additional information regarding the directors and executive officers of EpiCept is also included in EpiCept’s proxy statement for its 2011 Annual Meeting of Stockholders, which was filed with the SEC on April 28, 2011.  Additional information regarding the directors and executive officers of EpiCept is also included in EpiCept’s registration statement Post-Effective Amendment No. 1 to Form S-3 on Form S-1, which was filed with the SEC on April 6, 2012.   These documents are available free of charge at the SEC’s web site (www.sec.gov) and from Investor Relations at EpiCept at the address described above.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended (the “Act”). The securities issued in exchange for all of the outstanding shares of Immune will not be and have not been registered under the Act and may not be offered or sold in the United States absent registration or an applicable exception from registration requirements.

The merger agreement and any accompanying issuance of shares by Immune Pharmaceuticals are not, under any circumstances, to be construed as an advertisement or a public offering of securities in Israel. Any public offer or sale of securities in Israel may be made only in accordance with the Israeli Securities Act-1968 (which requires, inter alia, the filing of a prospectus in Israel or an exemption therefrom).

About Immune Pharmaceuticals Ltd.

Immune Pharmaceuticals Ltd. is an Israel and U.S.-based biopharmaceutical company, focused on the development of next generation antibody therapeutics addressing unmet medical needs in the treatment of inflammatory diseases and cancer. Immune licensed worldwide rights for systemic indications of Bertilimumab from iCo Therapeutics (TSX:ICO) in June 2011, while iCo retained rights to all ophthalmic indications. iCo originally licensed the exclusive world-wide rights to Bertilimumab in 2006 from MedImmune Limited (formerly known as Cambridge Antibody Technology Limited), the global biologics unit of AstraZeneca. Additionally, Immune has licensed from Yissum, the Technology Transfer Company of the Hebrew University of Jerusalem, the injectable applications of the antibody nanoparticle conjugate technology (NanomAbs®) developed by Professor Shimon Benita. For more information, visit the Immune website at: www.immunepharmaceuticals.com

About EpiCept Corporation

EpiCept is focused on the development and commercialization of pharmaceutical products for the treatment of pain and cancer. The Company’s pain portfolio includes AmiKet™, a prescription topical analgesic cream in late-stage clinical development designed to provide effective long-term relief of pain associated with peripheral neuropathies. The Company’s product Ceplene®, when used concomitantly with low-dose IL-2 is intended as remission maintenance therapy in the treatment of AML for adult patients who are in their first complete remission. The Company sold all of its rights to Ceplene® in Europe and certain Pacific Rim countries and a portion of its remaining Ceplene® inventory to Meda AB in June 2012. Ceplene® is licensed to MegaPharm Ltd. to market and sell in Israel and EpiCept has retained its rights to Ceplene® in all other countries, including countries in North and South America. The Company has other oncology drug candidates in clinical development that were discovered using in-house technology and have been shown to act as vascular disruption agents in a variety of solid tumors. For more information, visit the EpiCept website at: www.epicept.com

Forward-Looking Statements

This news release contains certain forward-looking statements that involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements.  Such forward-looking statements include statements regarding the proposed transaction, the efficacy, safety, and intended utilization of the companies’ respective product candidates, the conduct and results of future clinical trials, and plans regarding regulatory filings, future research and clinical trials and plans regarding partnering activities.  Factors that may cause actual results to differ materially include the risk that Immune and EpiCept may not be able to complete the proposed transaction, the risk that product candidates that appeared promising in early research and clinical trials do not demonstrate safety and/or efficacy in larger-scale or later clinical trials, the risk that Immune and EpiCept will not obtain approval to market their respective products, the risks associated with reliance on outside financing to meet capital requirements, and the risks associated with reliance on collaborative partners for further clinical trials, development and commercialization of product candidates.  You are urged to consider statements that include the words “may,” “will,” “would,” “could,” “should,” “believes,” “estimates,” “projects,” “potential,” “expects,” “plans,” “anticipates,” “intends,” “continues,” “forecast,” “designed,” “goal,” or the negative of those words or other comparable words to be uncertain and forward-looking.  The transaction is subject to customary closing conditions, including approval of EpiCept’s shareholders.  These factors and others are more fully discussed in EpiCept’s periodic reports and other filings with the SEC.

Note:  The EpiCept logo is a trademark of EpiCept.  The Immune logo is a trademark of Immune.

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